Exhibit 99.1

Neiman Marcus Group LTD LLC Reports Third Quarter Results

DALLAS--(BUSINESS WIRE)--June 12, 2014--Neiman Marcus Group LTD LLC today reported financial results for the third quarter of fiscal year 2014. On October 25, 2013, the Company announced the completion of the acquisition of Neiman Marcus by an investor group led by Ares Management LLC and Canada Pension Plan Investment Board. The accompanying consolidated statements of operations and related information present the Company’s results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The acquisition has been recorded for accounting purposes as of November 2, 2013.

The Company has prepared its discussion of the results of operations for the thirty-nine weeks ended May 3, 2014 by comparing the results of operations of the Predecessor for the thirty-nine weeks ended April 27, 2013 to the combined amounts obtained by adding the operations and cash flows for the Predecessor thirteen week period ended November 2, 2013 and the Successor twenty-six week period ended May 3, 2014. Although this combined presentation does not comply with U.S. generally accepted accounting principles (GAAP), the Company believes that it provides a meaningful method of comparison. The combined operating results have not been prepared on a pro forma basis under applicable regulations and may not reflect the actual results the Company would have achieved absent the acquisition and may not be predictive of future results of operations.

For the 13 weeks ended May 3, 2014, the Company reported total revenues of $1.16 billion compared to $1.10 billion in the prior year. Comparable revenues increased 5.9 percent. The Company reported a net loss of $2.7 million for the third quarter of fiscal year 2014 compared to net earnings of $70.8 million in the prior year. Excluding purchase accounting and certain transaction related and other expenses as further described on page 10 of this release, adjusted net earnings for the third quarter of fiscal year 2014 were $45.1 million compared to adjusted net earnings of $78.7 million in the prior year.

EBITDA for the third quarter of fiscal year 2014 was $149.1 million compared to EBITDA of $196.0 million for the third quarter of fiscal year 2013. Excluding purchase accounting and certain transaction related and other expenses as further described on page 10 of this release, adjusted EBITDA for the third quarter of fiscal year 2014 was $188.1 million compared to adjusted EBITDA of $206.6 million in the third quarter of fiscal year 2013.

Due to the shift in the calendar resulting from the inclusion of the 53rd week in the Company’s fiscal year 2013, certain markdowns aggregating approximately $15 million were taken in connection with routine promotional events in April and are included in the Company’s operating results for the third quarter of fiscal year 2014. These promotional events occurred in the fourth quarter of fiscal year 2013.

For the 39 weeks ended May 3, 2014, the Company reported total revenues of $3.73 billion compared to $3.53 billion in the prior year. Comparable revenues increased 5.7 percent. The Company reported a net loss of $94.5 million for the 39 weeks ended May 3, 2014 compared to net earnings of $160.8 million in the prior year. Excluding purchase accounting and certain transaction related and other expenses as further described on page 10 of this release, the Company’s adjusted net earnings for the 39 weeks ended May 3, 2014 were $150.7 million compared to adjusted net earnings of $189.4 million in the prior year.

EBITDA for the 39 weeks ended May 3, 2014 was $252.2 million compared to EBITDA of $538.9 million for the 39 weeks ended April 27, 2013. Excluding purchase accounting and certain transaction related and other expenses as further described on page 10 of this release, adjusted EBITDA for the 39 weeks ended May 3, 2014 was $571.9 million compared to adjusted EBITDA of $564.8 million for the 39 weeks ended April 27, 2013.

Due to the shift in the calendar resulting from the inclusion of the 53rd week in the Company’s fiscal year 2013, certain markdowns aggregating approximately $15 million were taken in connection with routine promotional events in April and are included in the Company’s operating results for the third quarter of fiscal year 2014. These promotional events occurred in the fourth quarter of fiscal year 2013.

A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com on Thursday, June 12, 2014 beginning at 9:00 a.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com.

Non-GAAP Financial Measures. In this press release, the Company's financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the non-GAAP financial measures EBITDA, adjusted net earnings and adjusted EBITDA. Adjusted net earnings and adjusted EBITDA exclude certain non-recurring or non-cash items, purchase accounting and certain transaction related and other expenses and other items, as shown on page 10 of this release. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures (i) help investors’ ability to analyze underlying trends in the Company's business, and evaluate its performance relative to other companies in its industry, (ii) provide useful information to both management and investors by excluding certain items that may not be indicative of the Company's core operating results and (iii) in the case of adjusted EBITDA, help investors to evaluate the Company’s ability to service its debt. These measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. In addition, EBITDA and adjusted EBITDA contain some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the credit agreements and indentures governing the Company’s senior secured credit facilities, the cash pay notes and the PIK toggle notes, as applicable. For further information related to the Company’s use of adjusted net earnings and adjusted EBITDA as non-GAAP financial measures and a reconciliation of such metrics to net (loss) earnings, see page 10 of this release.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: weakness in domestic and global capital markets and other economic conditions and the impact of such conditions on the Company’s ability to obtain credit; general economic and political conditions or changes in such conditions, including relationships between the United States and the countries from which the Company sources its merchandise; economic, political, social or other events resulting in the short-or long-term disruption in business at the Company’s stores, distribution centers or offices; changes in the Company’s relationships with customers due to, among other things, its failure to protect customer data, comply with regulations surrounding information security and privacy, provide quality service and competitive loyalty programs or provide credit pursuant to its proprietary credit card arrangement; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in the demographic or retail environment; changes in consumer preferences or fashion trends; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities and other debt instruments; the ability to refinance the Company’s indebtedness under its senior secured credit facilities and other debt instruments and the effects of any refinancing; the effects upon the Company of complying with the covenants contained in its senior secured credit facilities and other debt instruments; restrictions on the terms and conditions of the indebtedness under the Company’s senior secured credit facilities and other debt instruments may place on the Company’s ability to respond to changes in its business or to take certain actions; competitive responses to the Company’s loyalty program, marketing, merchandising and promotional efforts or inventory liquidations by vendors or other retailers; changes in the financial viability of the Company’s competitors; seasonality of the retail business; adverse weather conditions or natural disasters, particularly during peak selling seasons; delays in anticipated store openings and renovations; the Company’s success in enforcing its intellectual property rights; changes in the Company’s relationships with designers, vendors and other sources of merchandise, including changes in the level of goods and/or changes in the form in which such goods are made available to us for resale; delays in receipt of merchandise ordered due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such merchandise; changes in foreign currency exchange or inflation rates; significant increases in paper, printing and postage costs; changes in key management personnel and the Company’s ability to retain key management personnel; changes in the Company’s relationships with certain of our buyers or key sales associates and the Company’s ability to retain our buyers or key sales associates; changes in government or regulatory requirements increasing the Company’s costs of operations; litigation that may have an adverse effect on the Company’s financial results or reputation; terrorist activities in the United States and elsewhere; the impact of funding requirements related to the Company’s pension plan; the Company’s ability to provide credit to its customers pursuant to its proprietary credit card program arrangement, including any future changes in the terms of such arrangement and/or legislation impacting the extension of credit to its customers; and the design and implementation of new information systems as well as enhancements of existing systems.

These and other factors that may adversely affect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	May 3, 2014	April 27, 2013
	(Successor)	(Predecessor)
ASSETS
Current assets:
Cash and cash equivalents	$115,818	$68,559
Merchandise inventories	1,053,450	995,395
Other current assets	187,394	121,842
Total current assets	1,356,662	1,185,796

Property and equipment, net	1,402,507	897,401
Goodwill and intangible assets, net	5,849,249	3,057,554
Other assets	167,570	73,768
Total assets	$8,775,988	$5,214,519

LIABILITIES AND MEMBER EQUITY
Current liabilities:
Accounts payable	$261,928	$251,237
Accrued liabilities	438,906	437,992
Other current liabilities	29,426	-
Total current liabilities	730,260	689,229

Long-term liabilities:
Asset-based revolving credit facility	45,000	20,000
Long-term debt	4,587,824	2,682,028
Deferred income taxes	1,619,338	617,713
Other long-term liabilities	291,358	414,337
Total long-term liabilities	6,543,520	3,734,078

Total member equity	1,502,208	791,212
Total liabilities and member equity	$8,775,988	$5,214,519

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(in thousands)	May 3, 2014	April 27, 2013	May 3, 2014	April 27, 2013
	(Successor)	(Predecessor)	(Combined)	(Predecessor)

Revenues	$1,164,720	$1,098,267	$3,726,651	$3,529,169
Cost of goods sold including buying and occupancy costs	749,059	663,317	2,487,479	2,230,446
Selling, general and administrative expenses	273,723	245,930	846,165	781,646
Income from credit card program	(13,222)	(13,315)	(43,104)	(39,529)
Depreciation expense	46,165	34,067	126,622	100,947
Amortization of intangible assets	18,065	7,251	43,382	22,308
Amortization of favorable lease commitments	13,171	4,385	30,811	13,155
Other expenses	6,027	6,353	183,940	17,681

Operating earnings	71,732	150,279	51,356	402,515

Interest expense, net	82,222	32,346	197,396	134,765

(Loss) earnings before income taxes	(10,490)	117,933	(146,040)	267,750

Income tax (benefit) expense	(7,824)	47,168	(51,591)	106,934

Net (loss) earnings	$(2,666)	$70,765	$(94,449)	$160,816

NEIMAN MARCUS GROUP LTD LLC
OTHER OPERATING DATA
(UNAUDITED)

SEGMENTS:	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(dollars in millions)	May 3, 2014	April 27, 2013	May 3, 2014	April 27, 2013
	(Successor)	(Predecessor)	(Combined)	(Predecessor)
REVENUES:
Specialty Retail Stores	$893.7	$855.7	$2,853.7	$2,754.7
Online	271.0	242.6	872.9	774.5
Total	$1,164.7	$1,098.3	$3,726.6	$3,529.2

OPERATING EARNINGS:
Specialty Retail Stores	$126.4	$135.1	$379.8	$366.2
Online	40.7	46.6	128.8	124.9
Corporate expenses	(15.0)	(12.0)	(43.0)	(31.5)
Other expenses (1)	(6.0)	(6.4)	(183.9)	(17.7)
Corporate depreciation/amortization charges	(43.8)	(13.0)	(100.8)	(39.4)
Corporate amortization of inventory step-up	(30.6)	-	(129.6)	-
OPERATING EARNINGS	$71.7	$150.3	$51.3	$402.5

CHANGE IN COMPARABLE REVENUES:
Specialty Retail Stores	4.2%	0.7%	3.7%	2.0%
Online	11.7%	15.1%	12.7%	15.8%
Total	5.9%	3.6%	5.7%	4.8%

(1) Other expenses include transaction costs incurred in connection with the acquisition of the Company, a management fee due to affiliates of the Company’s former sponsors, the Company’s equity in loss of a foreign e-commerce retailer, costs related to criminal cyber-attack and other non-recurring expenses.

NEIMAN MARCUS GROUP LTD LLC
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(dollars in millions)	May 3, 2014	April 27, 2013	May 3, 2014	April 27, 2013
	(Successor)	(Predecessor)	(Combined)	(Predecessor)

Capital expenditures	$42.1	$30.3	$111.6	$103.6

Depreciation expense	$46.2	$34.1	$126.6	$100.9
Amortization of intangibles	$31.2	$11.6	$74.2	$35.5

Rent expense	$26.1	$22.9	$76.6	$73.1

EBITDA*	$149.1	$196.0	$252.2	$538.9
Adjusted EBITDA*	$188.1	$206.6	$571.9	$564.8

* For an explanation of EBITDA and Adjusted EBITDA, see “Non-GAAP Financial Measures”.

NEIMAN MARCUS GROUP LTD LLC
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

The following tables reconcile net (loss) earnings as reflected in the Company’s condensed consolidated statements of operations prepared in accordance with GAAP to adjusted net earnings, EBITDA and adjusted EBITDA:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(dollars in millions)	May 3, 2014	April 27, 2013	May 3, 2014	April 27, 2013
	(Successor)	(Predecessor)	(Combined)	(Predecessor)

Net (loss) earnings	$(2.7)	$70.8	$(94.5)	$160.8
Adjustments net of taxes, for:
Other expenses:
Transaction costs	-	-	105.6	-
Management fee due to former sponsors	-	1.7	1.7	5.4
Equity in loss of foreign e-commerce retailer	1.5	3.6	5.1	8.9
Costs related to criminal cyber-attack	2.7	-	5.2	-
Other non-recurring expenses	-	-	2.9	-
Incremental corporate depreciation/amortization charges	18.7	-	37.3	-
Amortization of inventory step-up	18.6	-	78.8	-
Non-cash stock-based compensation	1.5	1.6	4.4	4.3
Other historical income which will not be generated subsequent to the acquisition	-	(0.3)	(0.7)	(0.8)
Advisory and other fees	-	1.3	-	1.5
Loss on debt extinguishment	4.8	-	4.8	9.4
Adjusted net earnings	$45.1	$78.7	$150.7	$189.4

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
(dollars in millions)	May 3, 2014	April 27, 2013	May 3, 2014	April 27, 2013
	(Successor)	(Predecessor)	(Combined)	(Predecessor)

Net (loss) earnings	$(2.7)	$70.8	$(94.5)	$160.8
Income tax (benefit) expense	(7.8)	47.2	(51.5)	106.9
Interest expense, net	82.2	32.3	197.4	134.8
Depreciation expense	46.2	34.1	126.6	100.9
Amortization of intangible assets and favorable lease commitments	31.2	11.6	74.2	35.5
EBITDA	$149.1	$196.0	$252.2	$538.9
Other expenses:
Transaction costs	-	-	162.6	-
Management fee due to former sponsors	-	2.8	2.8	8.8
Equity in loss of foreign e-commerce retailer	1.5	3.6	5.1	8.9
Costs related to criminal cyber-attack	4.5	-	8.6	-
Other non-recurring expenses	-	-	4.8	-
Amortization of inventory step-up	30.6	-	129.6	-
Non-cash stock-based compensation	2.4	2.6	7.3	7.1
Other historical income which will not be generated subsequent to the acquisition	-	(0.5)	(1.1)	(1.3)
Advisory and other fees	-	2.1	-	2.4
Adjusted EBITDA	$188.1	$206.6	$571.9	$564.8

The Company presents the non-GAAP financial measures of adjusted net earnings, EBITDA and adjusted EBITDA because it uses these measures to monitor and evaluate the performance of its business and believes the presentation of these measures will enhance investors’ ability to analyze trends in its business, evaluate its performance relative to other companies in its industry and evaluate its ability to service its debt. Adjusted net earnings, EBITDA and adjusted EBITDA are not presentations made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA and adjusted EBITDA contain some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the credit agreements and indentures governing the Company’s senior secured credit facilities, the cash pay notes and the PIK toggle notes, as applicable. EBITDA and adjusted EBITDA should not be considered as alternatives to operating earnings or net earnings as a measure of operating performance or cash flows as measures of liquidity. EBITDA and adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation to, or as a substitute for, analysis of the Company’s results as reported under GAAP. For example, EBITDA and adjusted EBITDA do not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect changes in, or cash requirements for, working capital needs; do not reflect our considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; exclude tax payments that represent a reduction in cash available; and do not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

CONTACT:
Neiman Marcus Group LTD LLC
Stacie Shirley, 214-757-2967
Senior Vice President – Finance
and Treasurer
or
Mark Anderson, 214-757-2934
Director – Finance